Exhibit 99.1

Analog Devices Completes Acquisition of Linear Technology

NORWOOD, MA —Analog Devices, Inc. (NASDAQ: ADI) today announced the completion of its acquisition of Linear Technology Corporation. The combination creates the premier analog technology company with the industry’s most comprehensive suite of high-performance analog offerings and integrated engineering, manufacturing, sales and support operations that will accelerate innovation and revenue growth opportunities.

“The combination of Analog Devices and Linear Technology creates an analog industry powerhouse,” said Vincent Roche, ADI President and Chief Executive Officer. “Together, we are capable of solving more of our customers’ biggest and most complex challenges at the intersection of the physical and digital domains. We expect that this combination will create tremendous value for our customers, our employees, and our shareholders for many years to come.”

Election of Robert H. Swanson to ADI Board of Directors

ADI also announced that Robert H. Swanson, former Executive Chairman of Linear Technology, has been elected to the ADI Board of Directors, effective immediately after the closing of the acquisition.

“We are very excited to welcome Bob Swanson to our Board,” said Ray Stata, ADI Chairman of the Board. “Bob’s decades of analog semiconductor expertise will add considerable value to ADI’s Board of Directors.”

Mr. Swanson, a founder of Linear Technology, has served as Executive Chairman of the Linear Technology board of directors since January 2005. Prior to that time, he served as Chairman and Chief Executive Officer of Linear Technology since its incorporation in 1981.

As a result of the acquisition, Linear Technology’s shares of common stock have been delisted from the NASDAQ Global Select Market effective as of the close of trading today.

Credit Suisse Securities (USA) LLC acted as ADI’s exclusive financial advisor and Wachtell, Lipton, Rosen & Katz and WilmerHale acted as ADI’s legal counsel in connection with the transaction.

Contribution from Linear Technology to ADI’s 2nd Fiscal Quarter of 2017

ADI expects Linear Technology to contribute between $160 million to $170 million in revenue to ADI’s second fiscal quarter of 2017. This revenue range includes a reduction of approximately $30 million related to a purchase accounting adjustment for Linear’s North America distributor deferred revenue where revenue is recognized on a sell-through basis, and represents ADI’s current best view of Linear’s business performance through the end of ADI’s second fiscal quarter of 2017.

ADI also expects its non-GAAP interest and other interest expense to be approximately $60 million in the second quarter of fiscal 2017, approximately $70 million in the third quarter of fiscal 2017, and approximately $60 million per quarter thereafter.

In the first full quarter after the combination, ADI expects its weighted average diluted sharecount to be approximately 375 million and for the Company’s non-GAAP tax rate to be approximately 15%.

With respect to the forward-looking information presented on a non-GAAP basis, ADI is unable to provide a quantitative reconciliation to GAAP because the items that would be included or excluded are difficult to predict and estimate and are primarily dependent on future events, including costs relating to the acquisition of Linear.

About Analog Devices

Analog Devices (NASDAQ: ADI) is the leading global high-performance analog technology company dedicated to solving the toughest engineering challenges. We enable our customers to interpret the world around us by intelligently bridging the physical and digital with unmatched technologies that sense, measure, power, connect and interpret. Visit http://www.analog.com

Forward Looking Statements

This press release contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding the expected benefits and synergies of the acquisition of Linear Technology Corporation, expected financial results and growth rates of the combined company, and expected product offerings, product development, marketing position and technical advances resulting from the transaction. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: any faltering in global economic conditions or the stability of credit and financial markets, erosion of consumer confidence and declines in customer spending, unavailability of raw materials, services, supplies or manufacturing capacity, changes in geographic, product or customer mix; higher than expected or unexpected costs associated with or relating to the transaction; the risk that expected benefits, synergies and growth prospects of the transaction may not be achieved in a timely manner, or at all; the risk that Linear Technology’s business may not be successfully integrated with Analog Devices’ following the closing; the risk that Analog Devices and Linear Technology will be unable to retain and hire key personnel; and the risk that disruption from the transaction may adversely affect Linear Technology’s or Analog Devices’ business and relationships with their customers, suppliers or employees. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Analog Devices’ and Linear Technology’s filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in Analog Devices’ and Linear Technology’s most recent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

For more information, please contact: Mr. Ali Husain, Treasurer and Director of Investor Relations, Analog Devices, Inc. 781-461-3282 (phone); 781-461-3491 (fax); investor.relations@analog.com (email).